Filed Pursuant to Rule 424(b)(5)

Registration No. 333-207928

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 15, 2016)

36,765 Shares of Series E Convertible Preferred Stock
Warrants to Purchase up to 419,117 Shares of Series E Convertible Preferred Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) 36,765 shares of our Series E convertible preferred stock (the “Series E Preferred Stock”) and (ii) warrants to purchase up to 419,117 shares of our Series E convertible preferred stock (the “Series E Preferred Warrants”). The shares of preferred stock and the warrants are being sold directly to certain institutional accredited investors pursuant to a securities purchase agreement dated September 15, 2017.

The 36,765 shares of Series E Preferred Stock are being sold at a purchase price of $1.36 per share. The shares of our Series E Preferred Stock issuable upon exercise of the Series E Preferred Warrants have an initial conversion price of $1.36 per share and a stated value of $1.36 per share, resulting in 419,117 shares of common stock initially issuable upon conversion. The shares of Series E Preferred Stock and the Series E Preferred Warrants are immediately separable and will be issued separately.

The shares of Series E Preferred Stock and Series E Preferred Warrants are being offered directly to investors without a placement agent or underwriter.

We are not paying underwriting discounts or commissions in connection with the offering. The proceeds to us before expenses will be $623,810.96, assuming that all of the Series E Preferred Warrants have been exercised. If the purchasers do not exercise their Series E Preferred Warrants, we estimate proceeds to us before expenses will be $50,000. We estimate the total expenses of this offering will be $50,000.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “MNGA.” On September 15, 2017, the last reported sales price for our common stock on The NASDAQ Capital Market was $0.6319 per share. There is no established public trading market for the Series E Preferred Warrants or the Series E Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred Warrants or the Series E Preferred Stock, on any national securities exchange or other nationally recognized trading system.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $15,906,207 based on 12,380,741 shares of common stock outstanding, of which 11,695,741 shares were held by non-affiliates, and a last reported sale price on The NASDAQ Capital Market of $1.36 per share on July 19, 2017. Other than our sale of shares of common stock and warrants to purchase shares of common stock for an aggregate offering price of $3,000,000 on November 16, 2016 and sales of shares of our common stock, Series D Convertible Preferred Stock and Series D Convertible Preferred Warrants for an aggregate offering price of $844,422 on July 27, 2017, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 15, 2017.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Information Incorporated by Reference” and “Where You Can Find More Information.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

Unless the context otherwise requires, all references to the terms “we,” “us,” “our,” and the “company” throughout this prospectus supplement mean MagneGas Corporation and its subsidiaries.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the securities. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Information Incorporated by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Our Company

MagneGas Corporation is a technology company that utilizes a plasma based system for the gasification and sterilization of liquid waste. A byproduct of our process is a hydrogen based fuel that we sell for metal cutting as an alternative to acetylene, or MagneGas2®. In addition, we are developing the use of our fuel for co-combustion with hydrocarbon fuels to reduce emissions. We also market, for sale or licensure, our proprietary plasma arc technology for the processing of liquid waste, or the “Plasma Arc Flow® System”. We have established a retail and distribution platform to sell our fuel for use in the metalworking industries; we have developed a global network of brokers to sell our system for processing liquid waste and we are testing our fuel through a third party laboratory for use in the reduction of coal emissions. Additionally, we intend to acquire complementary gas distribution businesses in order to become a larger distributor of MagneGas2®, other industrial gases and related equipment.

In October of 2014, we purchased Equipment Sales and Services, Inc., or ESSI, for $3 million cash. ESSI is a full line seller of industrial gases and equipment for the welding and metal cutting industries. Since acquiring ESSI, we have opened three additional retail locations and distribute our proprietary MagneGas2® product as well as other gases and welding supplies through ESSI, our wholly owned subsidiary.

On February 1, 2017, we formed two wholly owned subsidiaries in the State of Delaware called MagneGas Energy Solutions, LLC and MagneGas Welding Supply, LLC, respectively.

On March 3, 2017, we formed three wholly owned subsidiaries in the State of Delaware called MagneGas Real Estate Holdings, LLC, MagneGas IP, LLC and MagneGas Production, LLC, respectively.

Products

We currently sell three products: (i) our proprietary fuel, MagneGas2®, for use in the metal working industry, (ii) a fully portable, all-in-one metal cutting torch system, used primarily in the firefighting industry, known as “MagneTote” and (iii) the machines that produce MagneGas2®, known as Plasma Arc Flow® refineries. In addition, we sell metal cutting fuels and ancillary products through ESSI. While our original fuel for the metal working industry was known as MagneGas®, we started selling MagneGas2® in July 2014 and stopped selling MagneGas® in March 2015.

Strategy

We are pursuing three major market segments:

•	industrial gas sales;

•	equipment sales for liquid waste processing; and

•	use of MagneGas2® for the co-combustion of hydro-carbon fuels to reduce emissions.

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Series C Convertible Preferred Financing

On June 15, 2017, we closed a private placement financing, or the June Private Placement, in which we sold shares of Series C Convertible Preferred Stock, Warrants to Purchase Series C Convertible Preferred Stock and Warrants to Purchase Common Stock, for a total gross purchase price of up to $25,000,000. At the closing, we issued to the investors a total of 75 shares of Series C Convertible Preferred Stock at a purchase price of $900 per share. The Series C Convertible Preferred Stock has an initial conversion price equal to $3.00 per share. We also issued to the investors warrants to purchase up to 24,925 shares of Series C Convertible Preferred Stock at an exercise price of $900 per share. The aggregate of 25,000 shares of Series C Convertible Preferred Stock will be initially convertible into an aggregate of 8,333,334 shares of common stock. We also issued to the investors warrants to purchase up to 2,916,667 shares of common stock at an exercise price of $3.00 per share. Finally, we issued to the placement agent for the June Private Placement, as partial compensation, placement agent warrants to purchase up to 416,667 shares of common stock at an exercise price of $3.30 per share.

Series D Convertible Preferred Financing

On July 27, 2017, we closed a registered direct offering, in which the Company sold shares of Common Stock (“Common Stock”), and Series D Convertible Preferred Warrants (“Preferred Warrants”) (collectively, the “Transaction Securities”) as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement dated as of July 21, 2017 (the “SPA”) for a total gross purchase price of up to $844,422 (the “Offering”) assuming full exercise of the Preferred Warrants. At the initial closing under the SPA, the Company issued to the investors a total of 150,000 shares of Common Stock at a purchase price of $1.00 per share, for gross proceeds of $150,000. The Company also issued to the investors the Preferred Warrants, exercisable for a total of 694,422 shares of Series D Convertible Preferred Stock (the “Preferred Shares”) at an exercise price of $1.00 per share. The Preferred Shares have an initial conversion price of $1.00 and were initially convertible into an aggregate of 694,422 shares of Common Stock. The Offering was made pursuant to a prospectus supplement and accompanying base prospectus relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-207928).

Reverse Stock Split

On May 19, 2017, we completed a one-for-ten reverse stock split of our issued and outstanding shares of common stock, par value $0.001 per share, which we refer to as the Reverse Stock Split. At that time, every ten shares of our issued and outstanding common stock were automatically combined into one issued and outstanding share of our common stock. No fractional shares were issued in connection with the Reverse Stock Split. All historical share and share-related information presented in this prospectus gives effect to the Reverse Stock Split.

Corporate Information

MagneGas Corporation was organized under the laws of the State of Delaware on December 9, 2005. Our principal office is located at 11885 44th Street North, Clearwater, Florida 33762 and its telephone number is (727) 934-3448.

We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other items with the Securities and Exchange Commission, or the SEC. We provide access free of charge to all of these SEC filings, as soon as reasonably practicable after filing, on our internet site located at www.magnegas.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus.

We qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:

•	reduced disclosure about our executive compensation arrangements;

•	exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions up until such time that we are no longer an emerging growth company. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting obligations in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have not elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

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The Offering

Preferred stock offered by MagneGas:

36,765 shares of Series E Convertible Preferred Stock. Each share of Series E Convertible Preferred Stock has a conversion price of $1.36 per share and is convertible into shares of Common Stock.

There is no established public trading market for the Series E Convertible Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Convertible Preferred Stock on any securities exchange. Without an active market, the liquidity of the Series E Convertible Preferred Stock will be limited.

Warrants offered by MagneGas:	Series E Preferred Warrants to purchase up to 419,117 shares of Series E Convertible Preferred Stock. Each Series E Preferred Warrant has an exercise price equal to $1.36 per share of Series E Convertible Preferred Stock, will be exercisable at any time and from time to time, subject to certain conditions, after the date of issuance, and will expire on December 31, 2019.

There is no established public trading market for the Series E Preferred Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred Warrants on any securities exchange. Without an active market, the liquidity of the Series E Preferred Warrants will be limited.

Common stock to be outstanding after this offering:	12,836,623 shares if the shares of Series E Convertible Preferred Stock are converted in full assuming a conversion price of $1.36 per share and the Series E Preferred Warrants are exercised in full and the underlying shares of Series E Convertible Preferred Stock issuable upon exercise of the Series E Preferred Warrants are converted in full assuming a conversion price of $1.36 per share.

Use of proceeds:	We intend to use the proceeds from this offering for general corporate purposes and the repayment of outstanding indebtedness. See “Use of Proceeds” on page S-7 of this prospectus supplement.

NASDAQ Capital Market Symbol:	MNGA. There is no established public trading market for the Series E Preferred Warrants or the Series E Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred Warrants or the Series E Convertible Preferred Stock, on any national securities exchange or other nationally recognized trading system.

Risk factors:

This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

The number of shares of common stock to be outstanding immediately after this offering is based on 12,380,741 shares outstanding on September 15, 2017 and excludes as of that date:

•	238,100 shares issuable upon the exercise of options;
•	82,857 shares of our common stock issuable upon conversion of senior convertible debentures;
•	2,916,667 shares of common stock that are issuable upon the exercise of common stock warrants issued in the June Private Placement;
•	416,667 shares of common stock that are issuable upon the exercise of placement agent warrants issued in the June Private Placement;
•	25,000 shares of our common stock issuable upon conversion of shares of our Series C Convertible Preferred Stock issued in the June Private Placement; and
•	8,308,334 shares of our common stock issuable upon conversion of shares of our Series C Convertible Preferred Stock that are issuable upon exercise of preferred stock warrants issued in the June Private Placement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks discussed under the Section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission subsequent to the Form 10-K, and in other documents that we subsequently file with the Securities and Exchange Commission, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

If you purchase securities in this offering, you will experience immediate and substantial dilution.

The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our common stock. Therefore, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the securities in this offering. If the holders of outstanding options or warrants or other outstanding convertible securities exercise or convert those options or warrants or other outstanding convertible securities at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution associated with this offering.

We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering for general corporate purposes and the repayment of outstanding indebtedness. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

There is no public market for the Series E Preferred Warrants or the Series E Convertible Preferred Stock.

There is no established public trading market for the Series E Preferred Warrants or the Series E Convertible Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred Warrants or the Series E Convertible Preferred Stock on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series E Preferred Warrants and the underlying Series E Convertible Preferred Stock issuable upon exercise of the Series E Preferred Warrants will be limited.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus supplement (including any documents incorporated by reference herein) contains statements with respect to us which constitute ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the ‘‘safe harbor’’ created by those sections. Forward-looking statements, which are based on certain assumptions and reflect our plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward looking statements include, but are not limited to, statements concerning future events, our future financial performance, business strategy and plans and objectives of management for future operations. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein.

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We disclaim any obligation, except as specifically required by law and the rules of the Securities and Exchange Commission, to publicly update or revise any such statements to reflect any change in company expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

You should read this prospectus supplement, the accompanying prospectus, and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the cover of this prospectus supplement only. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless we have obligations under the federal securities laws to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

The proceeds to us before expenses will be $620,000, assuming that all of the Series E Preferred Warrants have been exercised. If the purchasers do not exercise their Series E Preferred Warrants, we estimate proceeds to us before expenses will be $50,000. We estimate the total expenses of this offering will be $50,000.

We intend to use the net proceeds from this offering for general corporate purposes and the repayment of outstanding indebtedness.

As of the date of this prospectus supplement, we have outstanding the following indebtedness: (i) a Senior Debenture in the aggregate principal amount of $1,000,000, which bears interest at a rate of 8% and matures on November 16, 2017 and (ii) a Senior Convertible Debenture in the aggregate principal amount of $29,000, which bears no interest and matures on June 29, 2021.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) 36,765 shares of our Series E Convertible Preferred Stock (“Series E Preferred Stock”) and (ii) warrants to purchase up to 419,117 shares of our Series E Preferred Stock (the “Series E Preferred Warrants”). The shares of Series E Preferred Stock and the Series E Preferred Warrants are being sold directly to certain institutional accredited investors pursuant to a securities purchase agreement dated September 15, 2017.

The shares of Series E Preferred Stock are being sold at a purchase price of $1.36 per share. The Series E Preferred Warrants to purchase up to 419,117 shares of our Series E Preferred Stock have an exercise price of $1.36 per share. The shares of our Series E Preferred Stock issuable upon exercise of the Series E Preferred Warrants have an initial conversion price of $1.36 per share and a stated value of $1.36 per share, resulting in 419,117 shares of common stock initially issuable upon conversion. The shares of Series E Preferred Stock and the Series E Preferred Warrants are immediately separable and will be issued separately.

Series E Preferred Warrants

The material terms and provisions of the Series E Preferred Warrants being offered pursuant to this prospectus supplement are summarized below.

Exercisability

The Series E Preferred Warrants are exercisable at any time and from time to time after the date of issuance and will expire on December 31, 2019. The Series E Preferred Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our Series E Preferred Stock purchased upon such exercise. The exercise price of the Series E Preferred Warrants is $1.36 per share.

Forced Exercise

Subject to certain conditions of eligibility, we shall have the right to require the holders of Series E Preferred Warrants to exercise their Series E Preferred Warrants into up to such aggregate number of fully paid, validly issued and non-assessable shares of Series E Preferred Stock equal to the lesser of (x) 500,000 and (y) 30% of the aggregate dollar trading volume of our common stock (as reported by Bloomberg) during the three (3) consecutive trading day period immediately prior to the applicable forced exercise date.

Adjustment of Exercise Price and Number of Shares of Series E Preferred Stock

The exercise price and number of shares of Series E Preferred Stock issuable upon exercise of the Series E Preferred Warrants are subject to adjustment from time to time in certain circumstances, including, but not limited to circumstances in which we:

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(i)	pay a stock dividend on one or more classes of its then outstanding Series E Preferred Stock or otherwise make a distribution on any class of capital stock that is payable in Series E Preferred Stock,

(ii)	subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of the then outstanding Series E Preferred Stock into a larger number of shares, or

(iii)	combine (by combination, reverse stock split or otherwise) one or more classes of the then outstanding Series E Preferred Stock into a smaller number of shares;

then in each such case the exercise price of the Series E Preferred Warrants shall be multiplied by a fraction of which the numerator shall be the number of shares of Series E Preferred Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Series E Preferred Stock outstanding immediately after such event.

Fundamental Transactions

The Series E Preferred Warrants prohibits us from entering into or becoming party to a fundamental transaction unless (i) the successors entity assumes in writing all of our obligations under the Series E Preferred Warrants pursuant to written agreements in form and substance satisfactory to the holders and approved by the holders prior to such fundamental transaction, including agreements to deliver to the holders in exchange for the Series E Preferred Warrants a security of the successor entity evidenced by a written instrument substantially similar in form and substance to the Series E Preferred Warrants, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Series E Preferred Stock acquirable and receivable upon exercise of the Series E Preferred Warrants prior to such fundamental transaction, and with an exercise price which applies the exercise price of the Series E Preferred Warrants to such shares of capital stock (but taking into account the relative value of the shares of Series E Preferred Stock pursuant to such fundamental transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Series E Preferred Warrants immediately prior to the consummation of such fundamental transaction) and (ii) the successor entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an eligible market.

Exchange Listing

There is no established public trading market for the Series E Preferred Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred Warrants on any securities exchange or recognized trading system.

Rights as Stockholder

Except as set forth in the Series E Preferred Warrants, the holders of each of the Series E Preferred Warrants, solely in such holders' capacity as warrant holders, will not be entitled to vote, will not be entitled to receive dividends, and will not be entitled to any of the other rights of our stockholders.

Series E Convertible Preferred Stock

The following summary of certain terms and provisions of our Series E Convertible Preferred Stock (“Series E Preferred Stock”) issuable upon exercise of the Series E Preferred Warrants offered in this offering is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in our Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock (“Series E Certificate of Designations”).

Rank

The Series E Preferred Stock, with respect to rights, powers, preferences and privileges, rank senior with respect to all shares of capital stock of the Company, except for our Series A Preferred Stock, which rank pari passu to the Series E Preferred Stock, and unless holders of at least a majority of the outstanding Series E Preferred Stock and Series A Preferred Stock, voting together as a single class, consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series E Preferred Stock and Series A Preferred Stock.

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Dividends

Holders of the Series E Preferred Stock will be entitled to receive dividends, if and when declared by our Board of Directors, from time to time, in its sole discretion and in accordance with the requirements of Delaware General Corporation Law. Upon the occurrence of certain triggering events, the holders will be entitled to receive dividends at a rate of eighteen percent (18.0%) per annum.

Conversion

The shares of Series E Convertible Preferred Stock are convertible into common stock at an initial conversion price of $1.36 per share, or the conversion price, subject to certain adjustments. The Series E Preferred Stock may be converted into common stock at the option of the holders any time after stockholder approval is effective pursuant to Section 4(y) of that certain Securities Purchase Agreement dated July 21, 2017, by and among the Company and each of the investors party thereto (the “July SPA”), relating to the issuance of all of the securities described in the July SPA (including the issuance of Common Stock underlying the Series D Convertible Preferred Stock described therein), subject to the limitations on beneficial ownership.

Upon the occurrence certain triggering events, a holder of Series E Preferred Stock has the option to convert a portion of the Series E Preferred Stock into common stock at an alternate conversion price, which shall be the lower of:

(A) the applicable conversion price as in effect on the applicable conversion date of the applicable conversion and

(B) the greater of (x) $0.35 and (y) the lowest of (i) 75% of the Closing Bid Price of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (ii) 75% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice, (iii) 75% of the sum of the lowest VWAP of the Common Stock for each Trading Day during three (3) out of the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (I) three (3), (iv) 75% of the price computed as the quotient of (I) the sum of the lowest VWAP of the Common Stock for each Trading Day during five (5) of the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) five (5).

Adjustment of Conversion Price

If and whenever we subdivide or combine (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) our outstanding common stock into a greater or smaller number of shares, then the conversion price in effect immediately prior to such subdivision will be proportionately reduced or increased, as applicable.

Additionally, if and whenever we issue or sell, or are deemed to have issued or sold, any shares of common stock (including the issuance or sale of shares of common stock owned or held by or for our account, but excluding any excluded securities issued or sold or deemed to have been issued or sold) for a consideration per share less than a price equal to the conversion price in effect immediately prior to such issuance or sale or deemed issuance or sale then, immediately after such issuance, the conversion price then in effect shall be reduced to an amount equal to the lower price.

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Triggering Events

The Series E Certificate of Designations provides for certain triggering events which include, but are not limited to:

(i)	any of the Series E Preferred Stock or shares of common stock issuable upon conversion of the Series E Preferred Stock are not freely tradable under Rule 144 of the Securities Act without restriction by any of the holders,

(ii)	our suspension (or threatened suspension) from trading or the failure (or threatened failure) of our common stock to be trading or listed (as applicable) on an eligible market for a period of five (5) consecutive trading days,

(iii)	notice to any holder of Series E Preferred Stock of our intention not to comply, as required, with a request for conversion of any Series E Preferred Stock into shares of common stock that is requested in accordance with the provisions of the Series E Certificate of Designations

(iv)	the failure to cure a conversion failure with five (5) trading days after the applicable conversion date,

(v)	failure to maintain the authorized share allocation,

(vi)	failure to reserve 100% of the aggregate number of additional Series E Preferred Stock as necessary to effect the exercise in full of the Series E Preferred Warrants then outstanding,

(vii)	failure of our Board of Directors to declare a dividend that’s required under the Series E Certificate of Designations,

(viii)	our failure to pay any amount when due,

(ix)	our failure to remove a restrictive legend when required to do so in conformity with applicable federal law,

(x)	the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $50,000 of indebtedness,

(xi)	bankruptcy or insolvency or reorganization of the Company not dismissed within thirty (30) days of initiation,

(xii)	the entry by a court of a decree, order, judgment or other similar document in respect of the Company or any of our subsidiaries of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law,

(xiii)	under certain circumstances, our becoming subject to judgments for the payment of money or defaulting on indebtedness,

(xiv)	our breach of any transaction document,

(xv)	any breach of the Series E Certificate of Designations,

(xvi)	upon the occurrence of certain material adverse events,

(xvii)	if any provision of any transaction document ceases to be valid or enforceable, and

(xviii)	if either Ermanno Santilli or Scott Mahoney cease to be active officers and employees of the Company.

Redemption

In lieu of conversion, upon the occurrence of certain triggering events, a holder may require that we redeem all or any of the Series E Preferred Stock at a price equal to the greater of:

-	the product of (a) the conversion amount of the Series E Preferred Stock to be redeemed multiplied by (b) a redemption premium of 115%; and

-	the product of (a) the conversion rate with respect to the conversion amount in effect at such time of redemption multiplied by (b) the product of (i) a redemption premium of 115% multiplied by (ii) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such triggering event and ending on the date we make the entire redemption payment.

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Voting Rights

Holders of Series E Preferred Stock shall have no voting rights, except as required by law (including without limitation, the Delaware General Corporation Law) and as expressly provided in the Series E Certificate of Designations.

Exchange Listing

There is no established public trading market for the Series E Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series E Preferred Stock on any securities exchange or recognized trading system.

Limitations on Beneficial Ownership

The Series E Convertible Preferred Stock may not be converted, and common stock may not be issued in connection therewith, if, after giving effect to the conversion or issuance, a holder together with certain related parties would beneficially own in excess of 4.99% of the outstanding common stock. At each holder's option, the cap may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days' prior notice to us, and any increase or decrease will apply only to such holder.

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DILUTION

The purchasers of shares of Series E Preferred Stock and Series E Preferred Warrants offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of June 30, 2017 was approximately $7.76 million, or $0.93 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2017. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Series E Preferred Stock and Series E Preferred Stock underlying the warrants (assuming that the Series E Preferred Warrants are exercised in full and the Series E Preferred Stock is convertible into common stock at a conversion price of $1.36 per share) in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the issuance of the shares of Series E Preferred Stock and Series E Preferred Warrants we are offering at an offering price of $1.36 per share of Series E Preferred Stock, and assuming full exercise Series E Preferred Warrants at an exercise price of $1.36 per share (and the conversion of the underlying shares of Series E Preferred Stock at a conversion price of $1.36 per share) for assumed gross proceeds of $620,000, and after deducting estimated offering expenses of $50,000 payable by us, our net tangible book value as of June 30, 2017 would have been approximately $8.38 million, or $1.00 per share of common stock. This represents an immediate increase in the net tangible book value of $0.07 per share to existing stockholders and an immediate dilution in net tangible book value of $0.36 per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution:

Public offering price (exercise / conversion price)		$1.36
Net tangible book value per share as of June 30, 2017	$0.93
Increase in net tangible book value per share attributable to new investors	$0.07
As adjusted net tangible book value per share after this offering		$1.00
Net dilution per share to new investors		$0.36

The above discussion and table are based on 8,311,084 shares outstanding as of June 30, 2017, and exclude:

•	238,100 shares issuable upon the exercise of options; and

•	276,334 shares of our common stock issuable upon conversion of senior convertible debentures.

If the holders of outstanding options or warrants or other outstanding convertible securities exercise or convert those options or warrants or other outstanding convertible securities at prices below the public offering price, you will incur further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) 36,765 shares of our Series E Convertible Preferred Stock (“Series E Preferred Stock”) and (ii) warrants to purchase up to 419,117 shares of our Series E Preferred Stock (“Series E Preferred Warrants”). The shares of Series E Preferred Stock and the Series E Preferred Warrants are being sold directly to certain institutional accredited investors pursuant to a securities purchase agreement dated September 15, 2017.

The shares of Series E Preferred Stock are being sold at a purchase price of $1.36 per share. The Series E Preferred Warrants to purchase up to 419,117 shares of our Series E Preferred Stock have an exercise price of $1.36 per share. The shares of our Series E Preferred Stock issuable upon exercise of the Series E Preferred Warrants have an initial conversion price of $1.36 per share and a stated value of $1.36 per share, resulting in 419,117 shares of common stock initially issuable upon conversion. The shares of Series E Preferred Stock and the Series E Preferred Warrants are immediately separable and will be issued separately.

The securities were offered directly to the investors without a placement agent, underwriter, broker or dealer.

We currently anticipate that the closing of the sale of the shares of Series E Preferred Stock and Series E Preferred Warrants will take place on or about September 19, 2017.

We will act as transfer agent for the Series E Preferred Stock and the Series E Preferred Warrants being offered hereby. There is no established public trading market for the Series E Preferred Warrants or the Series E Preferred Stock, and we do not expect a market to develop.

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

Our common stock is listed on The NASDAQ Capital Market under the symbol “MNGA.”

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of MagneGas Corporation as of December 31, 2016 and for the year ended December 31, 2016 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as described in the notes to the consolidated financial statements) of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of MagneGas Corporation as of December 31, 2015 and for the year ended December 31, 2015 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of Stevenson & Company CPAS LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement of which this prospectus supplement is a part, or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, we file annual, quarterly and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov or on our website at http://www.magnegas.com.

The website addresses referenced herein are not intended to function as hyperlinks, and the information contained in our website and in the SEC's website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement.

In addition, the public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

S-15

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 31, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 15, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 21, 2017.

•	Our Current Reports on Form 8-K and Form 8-K/A, filed with the SEC on January 5, 2017, February 3, 2017, May 9, 2017, May 11, 2017, May 17, 2017, May 22, 2017, May 25, 2017, June 8, 2017, June 12, 2017, June 13, 2017, June 14, 2017, June 19, 2017, June 20, 2017 (Form 8-K/A only), June 21, 2017, July 24, 2017, July 26, 2017, July 27, 2017, July 31, 2017, August 9, 2017, August 14, 2017, September 11, 2017 and September 13, 2017.

•	Our definitive proxy statement on Schedule 14A filed with the SEC on April 21, 2017.

•	Our definitive information statement on Schedule 14C filed with the SEC on June 7, 2017.

•	Our definitive information statement on Schedule 14C filed with the SEC on July 3, 2017.

•	Our definitive information statement on Schedule 14C filed with the SEC on July 24, 2017.

•	Our definitive information statement on Schedule 14C filed with the SEC on August 23, 2017.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

You may request a free copy of the above mentioned filings or any subsequent filings we incorporate by reference to this prospectus supplement by writing or telephoning us at the following address: MagneGas Corporation, 11885 44th Street North, Clearwater, FL 33762, (727) 934-3448.

S-16

PROSPECTUS

MagneGas Corporation

$50,000,000

Common Stock, Preferred Stock,

Warrants, Rights, Units

We may offer and sell up to $50,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.” On June 8, 2016, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.85 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $44,443,469 based on 45,899,534 shares of outstanding common stock, of which 40,403,154 are held by non-affiliates, and a per share price of $1.10 based on the closing sale price of our common stock on April 14, 2016. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $50,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used throughout this prospectus and the prospectus supplement, the terms “MagneGas,” the “Company,” “we,” “us,” and “our” refer to MagneGas Corporation. When we refer to “you,” we mean the holders of the applicable series of securities.

MagneGas®, MagneGas2®, and other trademarks or service marks of MagneGas Corporation appearing in this prospectus are the property of MagneGas Corporation. Trade names, trademarks and service marks of other companies appearing in this registration statement are the property of the respective owners. Solely for convenience, some of our trademarks and service marks referred to in this prospectus may appear without the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trade names, trademarks and service marks.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, information statements, and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.magnegas.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2015, filed with the SEC on, respectively, March 23, 2016 and May 16, 2016;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 16, 2016;

•	our Current Reports on Form 8-K filed with the SEC on May 18, 2016 and June 6, 2016;

•	our Definitive Information Statement on Schedule 14C filed with the SEC on June 3, 2016; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 14, 2012, under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

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All reports and other documents we subsequently file pursuant to Section 13(a), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

MagneGas Corporation

11885 44th Street North

Clearwater, FL 33762

(727) 934-3448

Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

OUR COMPANY

Overview

We were organized in the state of Delaware on December 9, 2005. We were originally organized under the name 4307, Inc., for the purpose of locating and negotiating with a business entity for a combination. On April 2, 2007 all the issued and outstanding shares of 4307, Inc. were purchased and our name was changed to MagneGas Corporation.

Our principal executive offices are located at 11885 44th Street North, Clearwater, FL 33762 and our telephone number is (727) 934-3448. Our website address is www.magnegas.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. We have included our website address as an inactive textual reference only.

Our Products

We currently have three products: the fuel called MagneGas2® for the metal working industry, the equipment primarily known in the firefighting industry, known as MagneTote, and the machines that produce MagneGas2®, known as Plasma Arc Flow® refineries. In addition, the Company sells metal cutting fuels and ancillary products through its wholly owned subsidiary, Equipment Sales and Service, Inc. (“ESSI”), a Florida corporation.

While our original fuel for the metal working industry was known as MagneGas®, we started selling MagneGas2® in July 2014 and stopped selling MagneGas® in March 2015.

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Fuel

In the United States, we currently produce MagneGas2®, which is comprised primarily of hydrogen. The fuel can be used as an alternative to natural gas to power industrial equipment, automobiles and for metal cutting. The fuel is stored in hydrogen cylinders which are then sold to market on a rotating basis. Independent tests have confirmed that it cuts 38% faster than acetylene. The fuel has similar properties as acetylene making it easier for end users to adopt with limited training.

MagneTote is a storage and transport system that can be used by firefighters, military and first responders which allows quicker access to fuel. The system has been designed to be used in emergency extraction situations.

Equipment

The Plasma Arc Flow® System can gasify many forms of liquids and liquid waste such as used vegetable oils, ethylene glycol and sewage and sludge. Plasma Arc Flow® refineries have been configured in various sizes ranging from 50kw to 500kw depending on the application. Plasma Arc Flow® refineries range in price from $500,000 to $5 Million.

The Company is pursuing three major market segments:

•	Industrial Gas Sales
•	Equipment Sales for Liquid Waste Processing
•	Use of MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company’s Research and Development focuses on the following:

•	High volume processing of oil
•	Combustion of MagneGas2® with hydrocarbon fuels, such as coal, to reduce emission
•	Third party verification of fuel and equipment safety and performance results

Sales

Industrial Gas Sales

ESSI is being used as a launching platform to accelerate MagneGas2® fuel sales into the Florida market by allowing the Company access to a variety of goods and services for the metal working market and access to acetylene customers for potential conversion into MagneGas2®. In 2015, ESSI had sales of $2,383,981 which includes MagneGas2® fuel sales.

ESSI operates a business of sales and distribution of industrial gases and related equipment from its headquarters in Pinellas Park, Florida.

Additionally, we intend to acquire other gas distribution businesses in order to become a larger distributor of MagneGas2®, other industrial gases and related equipment.

The Company has a strategy of selling fuel to the military, the first responder market and major marquee customers in the electric utility and waste to energy industry. The fuel is sourced through ESSI or through local distributor relationships in various states. To that end it has received initial fuel orders from several major customers including utility companies, a transportation company, the U.S. Navy, the Fire Department of New York and several others. All of these sales have long sales cycles as initial orders have been received and filled and the Company is in various stages of the procurement process for additional penetration and recurring orders. The ramp of period for these customers can range from several weeks to several months. In addition, the Company has signed an exclusive distribution agreement with a Florida company to distribute fuel and MagneTote to the first responder market throughout the Southeastern United States.

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Equipment Sales

The Company is pursuing international equipment sales in strategic areas of the world through social media, industry events and a network of independent brokers. The Company also retained two experienced consultants for this market, one with substantial experience in waste-water and hazardous waste remediation and the other with international access to funding and partners through the United Nations.

On November 11, 2015, the Company executed agreements with Green Arc Supply of Louisiana for the sale of a MagneGas2® gasification system for $765,000. A deposit of $382,500 was received at the execution of the agreements with $191,500 due and payable when the system construction is 75% complete, balance due and payable upon the completion of the system construction. The Company has until August 2016 to complete the manufacture of the system.

MagneGas2® for the Co-Combustion of Hydro-Carbon Fuels to Reduce Emissions

The Company has completed internal testing both in the United States and Australia of the effect of combusting MagneGas2® with hydrocarbon fuel exhaust and has demonstrated reduced hydrocarbon emission and increased heat with the co-combustion of coal and other hydrocarbon fuels and MagneGas2®.

On September 13, 2014 the Company and FuturEnergy PTY, LTD of Australia signed a term sheet in order to form a Joint Venture (“JV LLC Australia”) for the purposes of pursuing the co-combustion of MagneGas2® fuel with hydrocarbon fuels to reduce emissions. Under the terms of the agreement, each owner of JV LLC Australia controls 50% of the rights to all hydrocarbon fuel emission reductions through co-combustion of MagneGas2® fuel including diesel, gasoline and coal.

On March 20, 2015, the Company and FuturEnergy PTY, LTD finalized a term sheet (the “March 2015 Term Sheet”) with a confidential party from Michigan for a tri-party joint venture implemented through a Delaware limited liability company (the “JV LLC”). Each party owns one-third of the JV LLC which is engaged in the worldwide testing, development, and pursuit of the co-combustion of MagneGas2® with coal and coal by-products in the electric power plant industry. The March 2015 Term Sheet was due to expire on December 31, 2015 unless the three parties agreed to extend the term. During the week of December 14, 2015, the JV LLC successfully tested the co-combustion technology internally. On December 26, 2015, the parties agreed to extend the March 2015 Term Sheet until December 31, 2016. The extension allows the parties to attain verification by an independent agency of the co-combustion technology by December 31, 2016.

A major research center in the United States associated with a large utility company is currently conducting third party testing and validation. The accident at the Company headquarters on April 16, 2015 (please see below under the heading “Accident at Company Facility”) has delayed the supply of fuel for this testing. In late 2015 we began production again of the fuel needed for the co-combustion testing. It is now anticipated that this validation report will be received in 2016. There are, however, many variables associated with the timing of this report. In late 2015, the Company identified the specific fuel characteristics needed to optimize combustion, which is a significant development for this project.

Research and Development

Increased System Efficiency for Greater Fuel Output

The Company has begun working with an advanced power system to test another method of delivering power to the arc within the MagneGas system. Initially analysis has shown that using a more efficient power delivery method could increase fuel output per kilowatt. This testing started in May 2016 and is ongoing.

Sterilization System for Agricultural Use

In early 2015, the Company completed a new generation of mobile systems for use with the sterilization of manures and sewage waste. It has developed a new 50kw Venturi System which was tested at a major hog farm in Indiana. The Company has conducted multiple successful tests at the farm with increasing flow and efficiency rates.

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The pilot plant achieved what was expected, namely it achieved full sterilization of manures processed through the 50kw pilot system. The Company made a presentation to officials at the United States Department of Agriculture in early 2016. The officials indicated that there are grant programs available for these types of projects and the Company has retained a consultant to assist through the grant application process which was submitted May 10, 2016. A decision on the grant application is anticipated to arrive in September 2016.

Facilities

In March 2016, the Company moved into its new headquarters 18855 44th Street North, Clearwater, Florida. This new facility is 18, 000 square feet and has the capacity for three MagneGas systems to run simultaneously for multiple shifts. The Company is in the process of installing all three systems while we continue to produce fuel in our old location

Intellectual Property

The Plasma Arc Flow® refinery forces a high volume flow of liquid waste through an electric arc between carbon electrodes. The benefit of this from a competitive perspective is that it sterilizes the bio-contaminants within the waste without the need to add any chemical disinfecting agents. In addition, while sterilizing the liquid, a clean burning fuel is produced. In addition to the patents list below, the Company has several patents pending.

MagneGas Corporation has patent ownership on the technology in the United States and is exploring filing patents under the Patent Cooperation Treaty in other areas of the world as needed. MagneGas Corporation has a 20% ownership interest in MagneGas entities that control the intellectual property in Europe, Africa and China. MagneGas Corporation owns the following U. S. patents:

U. S. Patent No. 6,926,872 –issued August 9, 2005, expires June 29, 2018, titled “Apparatus and Method for Producing a Clean Burning Combustible Gas With Long Life Electrodes and Multiple Plasma-Arc-Flows;”

U. S. Patent No. 6,972,118– issued December 6, 2005, expires November 13, 2022, titled “Apparatus and Method for Processing Hydrogen, Oxygen and Other Gases;”

U. S. Patent No. 7,780,924– issued August 24, 2010, expires June 7, 2029, titled “Plasma-arc-flow apparatus for submerged long lasting electric arcs operating under high power, pressure and temperature conditions to produce a combustible gas;”

U. S. Patent No. 8,236,150 – issued August 7, 2012, expires September 17, 2030, titled, “Plasma-Arc-Through Apparatus and Process for Submerged Electric Arcs;”

U.S. Patent No. 6,183,604 – issued February 6, 2001, expires August 11, 2019, titled “Durable and efficient equipment for the production of a combustible and non-pollutant gas from underwater arcs and method therefor;”

U.S. Patent No. 6,540,966 – issued April 1, 2003, expires June 29, 2018, titled “Apparatus and Method for Recycling Contaminated Liquids;”

U.S. Patent No. 6,673,322 – issued January 6, 2004, expires June 29, 2018, titled “Apparatus for Making a Highly Efficient, Oxygen Rich Fuels;” and

U.S. Patent No. 6,663,752 – issued December 16, 2003, expires July 9, 2022, titled “Clean Burning Liquid Fuel Produced Via a Self -Sustaining Processing of Liquid Feedstock.”

In addition to the above-listed utility patents, Magnegas Corporation is the assignee of multiple pending provisional applications and non-provisional utility patent applications. Furthermore, Magnegas Corporation is the owner of record for the registered trademark MAGNEGAS in both the United States and Mexico.

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Accident at Company Facility

On April 16, 2015, there was an accident at the Company’s facilities which occurred during the gas filling process. As a result of the accident, one employee was killed and one was injured but has recovered and has returned to work. Although the Company has Workers Compensation Insurance and General Liability Insurance, the financial impact of the accident is unknown at this time. No customers have terminated their relationship with the Company as a result of the accident. On October 14, 2015 the Company received their final report from the Occupational and Safety Hazard Administration (“OSHA”) related to the accident at the Company headquarters on April 16, 2015.  The OSHA report included findings, many of which were already resolved and a proposed citation. The Company was not cited for any willful misconduct and no final determination was made as to the cause of the accident.  The Company received citations related to various operational matters with a total fine of $52,000. The Company has also been informed by the U.S. Department of Transportation that it has closed its preliminary investigation with no findings or citations to the Company. The U.S. Department of Transportation has the right to re-open the investigation should new information become available.

The Company is still investigating the cause of the accident and there have been no conclusive findings as of this time.  It is unknown whether the final cause of the accident will be determined and whether those findings will negatively impact Company operations or sales.  The Company continues to be fully operational and transparent with all regulatory agencies.

Employees

We presently have forty one full-time employees. We occasionally have leased employees and independent technicians perform production and other duties, as required. We consider our relationship with our employees to be excellent.

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include:

•	our limited financial resources and our ability to obtain additional financing;

•	the development and successful commercial acceptance of our products;

•	the cost of compliance with government regulations;

•	that our technology is unproven on a large-scale industrial basis;

•	our dependence on our management team;

•	risks of product liability;

•	our competition, including from significantly larger alternative fuel companies;

•	a slow pace of industry adoption of MagneGas2®; and

•	protection of our intellectual property.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our shares, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of this offering for working capital and other general corporate purposes. Such purposes may include research and development expenditures and capital expenditures. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of the related securities. Accordingly, we will retain broad discretion over the use of such proceeds. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

General

Our amended certificate of incorporation authorizes 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of June 7, 2016, there were 45,899,534shares of our common stock outstanding and 1,000,000 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Our common stock does not have cumulative voting rights. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, the board of directors is authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Our certificate of incorporation provides that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. Our board of directors has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. Each series of preferred stock is to be issued under our certificate of incorporation and a certificate of designation to be approved by the board of directors of the Company or a committee thereof and filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

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Of the 10,000,000 shares authorized of preferred stock at a par value of $0.001, 1,000,000 shares have been designated and issued as Series A Preferred Stock, 2,141.1328 shares have been designated and issued as Series B Convertible Preferred Stock,2,100.5 shares have been designated and issued as Series C Convertible Preferred Stock, 1,060 shares have been designated and issued as Series D-1 Convertible Preferred Stock, and 940 shares have been designated and issued as Series D-2 Convertible Preferred Stock. As of June 7, 2016, only the 1,000,000 shares of Series A Preferred Stock is outstanding. All of the Series B, C, D-1, and D-2 shares previously issued have been converted into shares of Common Stock.

Series A Preferred Stock has liquidation and dividend rights over common stock, which is not in excess of its par value. The preferred stock has no conversion rights or mandatory redemption features. There have been 1,000,000 shares of Preferred Stock issued to an entity controlled by Dr. Ruggero Santilli, Ermanno Santilli, President and CEO, Luisa Ingargiola, CFO and Carla Santilli, Director. Ermanno Santilli and Luisa Ingargiola have no equity interest, only voting control. Each share of Preferred Stock is entitled to 100,000 votes.

Election of Directors

The holders of shares of common stock and the equivalent Series A Preferred Stock, voting together, shall appoint the members of our board of directors. Each share of common stock is entitled to one vote.

Options and Warrants

During the twelve month period ended December 31, 2015, there were 5,486,481 shares of common stock issued in connection with exercises of warrants for gross proceeds to the Company of $6,672,207: 2,326,416 shares (warrants with $1.11 exercise price originally issued during the January 2014 financing), 3,100,000 shares (warrants with $1.31 exercise price originally issued during the October 2014 financing), 21,389 shares (warrants with $1.35 exercise price originally issued during the June 2013 financing), and 38,676 shares (141,465 warrants with $1.35 exercise price originally issued during the June 2013 financing that were exercised on a cashless basis).

During the twelve month period ended December 31, 2015, a consultant exercised, via a cashless exercise, the option to purchase 50,000 shares of common stock at an exercise price of $1.17. The cashless exercise resulted in the consultant receiving 47,500 shares.

During the twelve month period ended December 31, 2015, a non-executive employee exercised, via a cashless exercise, the option to purchase 10,000 shares of common stock at an exercise price of $0.75. The cashless exercise resulted in the non-executive employee receiving 4,565 shares.

In February 2015, the Board granted to three executive employees (including two members of the Board) the option to purchase, in the aggregate, 350,000 shares of common stock at an exercise price of $0.72 (the closing price on February 13, 2015). The vesting schedule of the options was to be determined by the Board based on the Company’s achievement of pre-determined performance criteria. In August 2015, the Board signed resolutions whereby they agreed that the Company had achieved 55% of the pre-determined performance criteria and that the three executive employees should immediately vest in 55% of the options. This meant that the three executive employees had vested in the option to purchase, in the aggregate, 192,500 shares. In February 2016, the Board signed resolutions whereby they agreed that the Company had achieved another 45% of the pre-determined performance criteria and that the three executive employees should immediately vest in another 45% of the options. This meant that the three executive employees had vested in the option to purchase, in the aggregate, 332,500 shares. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

In June 2015, the Board granted to thirty six non-executive employees the option to purchase, in the aggregate, 250,000 shares of common stock at an exercise price of $1.16 (the closing price on June 15, 2015). These options vest according to the following schedule: 50% on the year 1 grant anniversary; and 25% on each of the year 2 and year 3 grant anniversaries. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

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In June 2015, the Board granted to one executive employee and one non-executive employee the option to purchase, in the aggregate, 80,000 shares of common stock at an exercise price of $1.16 (the closing price on June 15, 2015). These options vest according to the following schedule: 50% on the year 1 grant anniversary; and 25% on each of the year 2 and year 3 grant anniversaries. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

On February 1, 2016, the Board granted to a consultant the option to purchase 50,000 shares of common stock at an exercise price of $1.29 (the closing price on January 29, 2015). These options vested immediately. All such options, when exercised, will result in shares being issued with a restrictive legend unless the options are exercised in conjunction with a Rule 144 opinion.

The following is a summary of outstanding options and warrants as of March 31, 2016:

	Options &		Weighted Average
	Warrants	Options	Intrinsic	Exercise	Remaining
	Outstanding	Vested	Value	Price	Term
December 31, 2014	16,169,675	3,217,500	$2.27	$1.41	2.8 years

Granted	680,000		1.20	1.72
Exercised	(5,538,556)
Forfeited	105,289
December 31, 2015	11,802,819	3,435,000	$2.12	$1.32	2.4 years
Granted
Exercised
Forfeited
March 31, 2016	11,802,819	3,332,500	2.12	1.32	2.1 years

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our board of directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our board of directors may deem relevant.

Anti-Takeover Effects of Provisions of the Delaware General Corporation Law and our Certificate of Incorporation and Bylaws

Provisions of the Delaware General Corporation Law (the “DGCL”) and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for three years following the date the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner.

Section 203 of the DGCL generally defines a “business combination” to include, among other things, any merger or consolidation involving us and the interested stockholder and the sale of more than 10% of our assets.

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In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our voting stock or any entity or person associated or affiliated with or controlling or controlled by such entity or person. The restrictions contained in Section 203 are not applicable to any of our existing stockholders that owned 15% or more of our outstanding voting stock upon the closing of our initial public offering.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;
•	increase or decrease the par value of the shares of such class; or
•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the board of directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by our President whenever so directed in writing by a majority of the entire board of directors. Special meetings can also be called whenever one-third of the number of shares of our capital stock entitled to vote at such meeting shall, in writing, request one. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

The NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “MNGA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by the Company, a warrant agent to be named by the Company, and the holders from time to time of the warrants and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the procedures and conditions relating to the exercise of the warrants;

•	information with respect to book-entry procedures, if any;

•	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

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•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

Outstanding Warrants

As of March 31, 2016 we had outstanding warrants to purchase 7,702,819 shares of common stock with the following exercise prices and expiration dates:

Number of Shares	Exercise Price	Expiration Date
2,150,000	$1.31	October 2019
608,142	$1.35	June 2018
1,896,552	$2.15	March 2019
1,980,438	$3.00	October 2016
1,067,687	$4.00	March 2017
7,702,819

The exercise prices of the warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, or other corporate changes.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering;

•	the withdrawal, termination and cancellation rights;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

•	whether stockholders are entitled to oversubscription right;

•	any U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common stock, preferred stock, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement to be entered into by the Company and the unit agent named therein under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

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•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock – Common Stock,” “Description of Capital Stock – Preferred Stock,” “Description of Rights,” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	directly to investors, including through a specific bidding, auction, or other process;
•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	in privately negotiated transactions;
•	directly to agents;
•	to one or more underwriters acting alone for resale to investors or to the public;
•	in a registered direct offering; or
•	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of convertible preferred. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

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Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NASDAQ Capital Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market. We may elect to list any series of preferred stock, warrants, rights, debt securities, or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

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To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of MagneGas Corporation. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Stevenson & Company CPAS LLC, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement.

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Our financial statements are incorporated by reference in reliance on Stevenson & Company CPAS LLC’s report, given on their authority as experts in accounting and auditing.

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36,765 Shares of Series E Convertible Preferred Stock

Warrants to Purchase up to 419,117 Shares of Series E Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

September 15, 2017